EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sequential Brands Group, Inc. (the “Company”) of our report dated April 17, 2013, relating to the December 31, 2012 and 2011 financial statements of Brand Matter, LLC, which appears in the Company’s Form 8-K/A filed on May 9, 2013.

/s/ Mayer Hoffman McCann CPAs

(the New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

August 2, 2013